 Exhibit 99.2
 Financial Results4Q & FYE 2018

 2  Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  Fourth Quarter & FYE 2018 Highlights Aurelio Alemán, President & Chief Executive OfficerFourth Quarter & FYE 2018 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

 Key Highlights  4  Fourth Quarter & FYE 2018 Highlights

Fourth Quarter & FYE 2018 Highlights

1 First BanCorp

	4Q 2018	FYE 2018
Profitability	▪ Net income of $101.1 million, or $0.46 per diluted share. Adjusted 4Q 2018 net income of $44.4 million, or $0.20 per diluted share, compared to adjusted $34.7 million in 3Q 2018. ▪ Adjusted pre-tax, pre-provision ("PTPP") income of $67.6 million, compared to $60.2 million for 3Q 2018. ▪ Net interest income increased $5.2 million compared to 3Q 2018.	▪ FYE 2018 net income of $201.6 million, or $0.92 per diluted share. Adjusted FYE 2018 net income of $137.1 million, or $0.62 per diluted share, compared to $107.9 million in FYE 2017. ▪ FYE 2018 adjusted PTPP income of $250.0 million compared to $217.8 million in FYE 2017. ▪ Net interest income increased $33.8 million compared to FYE 2017.
Loan Portfolio	▪ Loan originations and renewals grew $204.5 million to $1.1 billion. ▪ Loan portfolio grew $118.6 million. ▪ Consumer portfolio grew $93.4 million, or 5%, driven by increased consumer demand.	▪ Year-over-year, the loan portfolio is up slightly; the performing loan portfolio has grown $184 million.
Asset Quality	▪ Total NPAs declined $55.7 million to $467.1 million, or 3.8% of assets. ▪ Provision for loan and lease losses decreased $3.9 million to $7.6 million. ▪ Net charge-off rate of 0.54% compared to 1.52% for the 3Q 2018.	▪ Total NPAs decreased by $184 million, or 28% for the year ended 2018. ▪ 2018 net charge-off rate of 1.09% compared to 1.33% in 2017. ▪ Early stage and total past due delinquencies are at the lowest level in a decade.

5

   4Q 2018  FYE 2018  Core Deposits  4Q 2018 deposits, net of government and brokered CDs, of $7.5 billion down $40.5 million compared to 3Q 2018. 4Q 2018 Puerto Rico deposits, net of government and brokered, increased $14.6 million, reflecting growth of $44.9 million in non-interest bearing deposits, offset by a $30.3 million reduction in interest bearing.Brokered CDs decreased by $118.1 million.Government deposits increased by $5.1 million to $900.8 million.  Overall deposits, net of government and brokered CDs, grew $318 million in 2018. Non-interest bearing deposits as a percent of total deposits improved from 20% at FYE 2017 to 27% at FYE 2018.Brokered CDs decreased by $595 million in 2018.  Capital  Reinstated quarterly common dividend of $0.03/share.4Q 2018 capital position: Total Risk Based Capital Ratio of 24.0%;Common Equity Tier 1 Capital Ratio of 20.3%Tier 1 Ratio Risk Based Capital Ratio of 20.7%; andLeverage Ratio of 15.4%.Tangible book value per common share of $9.07 compared to $8.52 in 3Q 2018 and $8.28 in 4Q 2017.    6  Fourth Quarter & FYE 2018 Highlights

 7  Fourth Quarter 2018 Highlights: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $2.0 billion as of December 31, 2018, an increase of $117.8 million from September 30, 2018, mainly driven by the earnings generated in the fourth quarter and the $22.5 million increase in the fair value of available-for-sale investment securities recorded as part of other comprehensive income, partially offset by the reinstatement of common stock dividends in the fourth quarter of 2018 totaling $6.5 million.  Capital Ratios (%)

 8  Results of Operations  Fourth Quarter & FYE 2018 Results

 9  Results of Operations: Fourth Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 10  Key Highlights  Net Interest Income ($ millions)  Net interest income increased $5.2 million in 4Q 2018. This increase was mainly due to:A $2.6 million increase in interest income on commercial and construction loans, due to higher balances and upward repricing of variable rate commercial loans.A $2.5 million increase in interest income on consumer loans due to primary to an $82 million increase in average balances.A $1.3 million increase in investment securities due to a decrease in premium amortization from lower prepayments. This increase was partially offset by $0.9 million due to lower cash balances maintained at the Fed.GAAP NIM increased 23 basis points to 4.77%, primarily reflecting the upward repricing of variable rate commercial loans and the decrease in amortization expense on investment securities.Total cost of deposits, excluding brokered deposits, 0.66%, up 2 basis points compared to 3Q 2018.  Results of Operations: Net Interest Income

 11  Non-interest income for 4Q 2018 amounted to $20.5 million, compared to $18.5 million for 3Q 2018. The $2.0 million increase was primarily due to: The 3Q 2018 effect of a $2.7 million net loss from sales of $24.5 million of non-performing commercial and construction loans held for sale. A $0.5 million increase in fee-based income from ATMs, POS, credit and debit cards, and merchant-related activities related to an increase in transaction volumes reflected in Other.Offset by a $0.9 million decrease in revenues from mortgage banking activities driven largely by a decrease in realized gains on sales of residential mortgage loans.   Results of Operations: Non-Interest Income  Non-Interest Income ($ millions)  $15.0  $18.5  $20.5  $22.8  $20.5  Key Highlights

 12  Results of Operations: Non-interest Expenses  Non-interest expenses decreased by $0.2 million in 4Q 2018 to $90.7 million due to:A $1.0 million decrease in Other, mainly related to quarterly revisions to the reserve for operational lossesA $0.2 million decrease in occupancy and equipment costs. These expense reductions were partially offset by a $0.8 million increase in employees’ compensation and benefits expenses, mainly due to severance payments made or committed in the fourth quarter and the effect of one additional business day in the fourth quarter of 2018.   Non-Interest Expense  Key Highlights

 13  Non-Performing Assets ($ millions)  Sale of a $27.0 million construction NPL held for sale in the Virgin Islands. A $9.4 million decrease in non-performing residential mortgage loans driven by loans brought current, charge-offs, collections, and foreclosures.Commercial and construction loans collected or brought current of $8.0 million. Charge-offs totaling $3.8 million taken on commercial & construction NPLs. A $1.3 million decrease in consumer NPLs driven by charge-offs and collections.A $3.8 million decrease in the OREO portfolio balance.   NPAs decreased by $55.7 million to $467.1 million or 3.8% of assets due to continued organic resolution efforts:  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 14  Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for 4Q 2018 were $11.9 million, or an annualized 0.54% of average loans, compared to $33.0 million, or an annualized 1.52% of average loans, in 3Q 2018. The $21.1 million reduction was primarily related to: $12.5 million in charge-offs taken in the 3Q 2018 related to the write-down of loans transferred to held for sale and;$7.4 million recovery on a commercial loan paid-off in the fourth quarter.Allowance coverage ratio of 2.22% compared to 2.30% in 3Q 2018. The ratio of the allowance to NPLs held for investment was 62.2% as of 4Q 2018 compared to 59.1% as of 3Q 2018.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $25  $12  $33  $27  $23  4Q 2018

 15  Results of Operations: FYE 2018 Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 16  Fourth Quarter & FYE 2018 Results  Q & A

 17  Fourth Quarter & FYE 2018 Results  Exhibits

PUERTO RICO CONTINUES TO SHOW SIGNS OF ECONOMIC RECOVERY

- Economic activity in the aftermath of both Hurricanes Irma and Maria has exceeded initial expectations and business opportunities have surfaced across most industries.
- Several drivers of economic activity in Puerto Rico continue to show signs of growth or stabilization, with employment levels improving each month and gas consumption/cement sales registering significant growth when compared to 2017.
  - Moreover, improvement in consumer confidence is evidenced by recent increases in retail sales and Sales and Use Tax (SUT) collections

Economic Performance Over the Last 12 Months



115.4
104.3
99.0
103.0
113.4
117.8
119.3
119.9
120.4
121.7
121.9
121.9
121.4
-7.0%
-15.8%
-19.7%
-16.5%
-7.5%
-4.2%
-2.6%
-2.2%
-1.6%
-0.8%
-0.3%
-0.2%
5.2%
Sep-17
Oct-17
Nov-17
Dec-17
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Index Level
Year-Over-Year Growth (%)

Retail Sales (in $ billions)



$19.8
$22.8
+16%
YTD August 2017
YTD August 2018

SUT Collections (in $ billions)



$2.2
$2.6
+17%
YTD Nov 2017
YTD Nov 2018

Drivers of Economic Activity



Unemployment Rate
Lower than pre-Storm levels (8.4% Sept. '18 vs 10.6% Sept. '17)
Electric Power Generation
Lower than pre-Storm levels (at 90% YoY Sept YTD), but improving since Feb 2018.
Gasoline Consumption
Higher than pre-Storm levels (up 10.3% YoY Sept 2018 YTD)
Cement Sales
Higher than pre-Storm levels (up 33.4% YoY Sept 2018 YTD)

Source: Puerto Rico Economic Development Bank (Fiscal Year Numbers); August 2018 Retail Sales source Puerto Rico Trade and Export ; SUT Collections info Departamento de Hacienda (Treasury Department)

18

 19  Total Deposit Composition (%)  Core Deposits* ($ millions)  * Core deposits are total deposits excluding brokered CDs.   Continue improving deposit mix; noninterest bearing increased to 27% of total deposits.  Fourth Quarter 2018 Highlights: Deposit Mix   Retail    Commercial    CDs & IRAs    Public Funds    $8,439  $8,110  Overall deposits, excluding brokered CDs and government deposits, were down $40.5 million for 4Q 2018. Puerto Rico deposits, net of government and brokered, increased $14.6 million, reflecting growth of $44.9 million in non-interest bearing deposits, offset by an $30.3 million decline in interest bearing. Both Florida and the ECR experienced a reduction in deposits.Government deposits increased $5.1 million in 4Q 2018 to $900.8 million.Brokered CDs decreased by $118.1 million in 4Q 2018, now representing 6% of total deposits.  $8,395  $7,872  $8,475

Fourth Quarter 2018 Highlights: Loan Portfolio

1First BanCorp

Loan Portfolio ($ millions)

Loan Originations* ($ millions)



$8,883
33
3,698
111
1,750
3,291
4Q 2017
$8,787
91
3,614
79
1,735
3,268
1Q 2018
$8,721
81
3,542
85
1,775
3,238
2Q 2018
$8,783
66
3,575
83
1,851
3,208
3Q 2018
$8,901
43
3,671
79
1,945
3,163
4Q 2018
$614
332
13
176
93
4Q 2017
$684
335
11
217
121
1Q 2018
$810
377
9
284
140
2Q 2018
$896
415
23
316
142
3Q 2018
$1,101
610
23
340
129
4Q 2018
$922
484
12
242
184
3Q16 - 2Q17 Avg.
Residential Mortgage
Consumer & Finance Leases
Construction
Commercial
Loans HFS

Our island is beginning to show signs of growth and we continue relying on our regional diversification:

Loan Portfolio:

- The loan portfolio increased $118.6 million, net of the NPL reduction and strategy to reduce residential mortgage portfolio through origination and sale of conforming.
- The performing loan portfolio grew $77.8 million in Puerto Rico and over $112.5 million in Florida, offset by a decline in the ECR.

Origination Activity:

- Loan originations increased $206 million, with increases in commercial and consumer outpacing pre-hurricane levels.
- The 2019 loan origination pipeline across all three regions looks promising as we will use capital to grow our balance sheet.

** Including refinancing and draws from existing revolving and non-revolving commitments.*

20

21  Fourth Quarter 2018 Highlights: PR Government Exposure      ($ in millions)  As of December 31, 2018, the Corporation had $214.7 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $221.4 million as of September 30, 2018. 89% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of December 31, 2018, the Corporation had $677.3 million of public sector deposits in Puerto Rico, compared to $694.6 million as of September 30, 2018. Approximately 34% is from municipalities and municipal agencies in Puerto Rico and 66% is from public corporations and the central government and agencies in Puerto Rico.

 22  NPL Migration  ($ in 000)

 23  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 24  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 25  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results for the fourth and third quarters of 2018 and the fourth quarter of 2017 include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Quarter ended December 31, 2018A $63.2 million one-time benefit resulting from the partial reversal of the Corporation’s deferred tax asset valuation allowance.A $9.9 million one-time charge to income tax expense related to the enactment of the Puerto Rico Tax Reform of 2018, specifically in connection with the reduction of the Corporation’s deferred tax assets as a result of the decrease in the maximum corporate tax rate in Puerto Rico from 39% to 37.5%.A $5.7 million ($3.5 million after-tax) positive effect in earnings related to loan loss reserve releases in connection with revised estimates of the hurricane-related qualitative reserves associated with the effects of Hurricanes Irma and Maria, primarily related to consumer and commercial loans.Quarter ended September 30, 2018A $2.7 million ($1.7 million after-tax) positive effect in earnings related to a $2.8 million loan loss reserve release in connection with revised estimates of the hurricane-related qualitative reserves associated with the effects of Hurricanes Irma and Maria, primarily related to consumer loans, and a $0.5 million gain from hurricane-related insurance proceeds resulting from insurance recoveries in excess of fixed asset impairment charges, partially offset by $0.5 million of hurricane-related expenses recorded in the third quarter.Quarter ended December 31, 2017A $6.8 million ($4.1 million after-tax) adverse effect in earnings related to a $4.8 million charge to the provision for loan and lease losses recorded in connection with revised estimates of the hurricane-related qualitative reserves and approximately $1.9 million of hurricane-related expenses. The $6.8 million effect was partially offset in the consolidated financial statements by expected insurance recoveries of $0.2 million for rental costs that the Corporation incurred when Hurricanes Irma and Maria precluded the utilization of certain facilities during the fourth quarter of 2017.

 26  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table reconciles for the fourth and third quarters of 2018 and the fourth quarter of 2017 the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on page 25 as well as gains or losses on sales of investment securities and impairments:Adjusted net income (Non-GAAP)

 27  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted net income for the years ended December 31, 2018 and 2017 reflected the following exclusions: Tax benefit of $63.2 million resulting from the partial reversal of the Corporation’s deferred tax asset valuation allowance in 2018.Exclusion of the one-time charge to tax expense of $9.9 million related to the enactment of the Puerto Rico Tax Reform of 2018.Tax benefit of $13.2 million associated with the change in tax status of certain subsidiaries from taxable corporations to limited liability companies that make an election to be treated as partnerships for income tax purposes in Puerto Rico in 2017.Reserve releases of $16.9 million and charge to the provision of $71.3 million associated with the hurricane-related qualitative reserves recorded in 2018 and 2017.Loss of $34 thousand on sales of U.S. agency MBS and debt securities in 2018.OTTI on debt securities of $50 thousand and $12.2 million recorded in 2018 and 2017, respectively.Recovery of $0.4 million of previously recorded OTTI charges on non-performing bonds of the Government Development Bank for Puerto Rico and the Puerto Rico Public Buildings Authority sold in 2017. Gain of $0.5 million from hurricane-related insurance proceeds recorded in 2018.Exclusion of hurricane-related expenses of $2.8 million and $2.5 million in 2018 and 2017, respectively.Exclusion of $1.8 million of expected insurance recoveries for compensation and rental costs that the Corporation incurred when Hurricanes Irma and Maria precluded employees from working in 2017.Gain of $2.3 million on the repurchase and cancellation of $23.8 million in trust-preferred securities recorded in 2018, reflected in the statement of income set forth below as “Gain on early extinguishment of debt.”Gain of $1.4 million on the repurchase and cancellation of $7.3 million in trust-preferred securities in 2017, reflected in the statement of income set forth below as “Gain on early extinguishment of debt.”Costs of $0.4 million associated with secondary offerings of the Corporation’s common stock by certain of its stockholders in 2017.The tax related effects of all of the pre-tax items mentioned in the above bullets as follows:Tax expense of $6.6 million in 2018 related to reserve releases associated with the hurricane-related qualitative allowance, and tax benefit of $27.8 million related to the charge to the provision in 2017 associated with the effects of Hurricanes Maria and Irma (calculated based on the statutory tax rate of 39%)Tax expense of $0.2 million associated with the gain from hurricane-related insurance proceeds recorded in 2018 (calculated based on the statutory tax rate of 39%).Tax benefit of $1.1 million and $1.0 million in 2018 and 2017, respectively, related to hurricane-related expenses (calculated based on the statutory tax rate of 39%).No tax benefit was recorded for the loss on sales of U.S. agency MBS and debt securities and the OTTI charge in 2018. Those charges were recorded at the international banking entity subsidiary level.No tax expense or benefit was recorded in 2017 for the partial recovery of previously recorded OTTI charges and the OTTI charges on tax-exempt bonds sold.The gains realized on the repurchase and cancellation of trust preferred securities in 2018 and 2017 and costs incurred associated with secondary offerings in 2017, recorded at the holding company level, had no effect on the income tax expense in 2018 and 2017.

 28  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Management believes that the presentation of the adjusted net income enhances the ability of analysts and investors to analyze trends in the Corporation’s business and understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as guides in its budgeting and long-term planning process. The following table reconciles for the years e